Exhibit 10.4
EXECUTION VERSION
AMENDMENT TO PLEDGE, SECURITY AND SUBORDINATION AGREEMENT
THIS AMENDING AGREEMENT is made as of March 26, 2010 by ROYAL GOLD, INC., as Debtor;
TO:	Name: HSBC Bank USA, National Association Address: 452 Fifth Avenue, New York, New York 10018 Attention: Mr. Bill Edge Facsimile: (212) 525-6581 E-mail: bill.edge@us.hsbc.com
WHEREAS:
A.	Royal Gold, Inc. (the “Debtor”), is a party to a pledge, security and subordination agreement (the “Pledge Agreement”) dated as of January 20, 2010, made in favour of HSBC Bank USA, National Association (the “Agent”) for the benefit of itself and the Lenders (as defined below).

B.	The parties to the Pledge Agreement wish to amend it in accordance with the terms and conditions set out herein.
NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:
1. One Agreement. This amending agreement amends the Pledge Agreement. This amending agreement and the Pledge Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this amending agreement had been contained in the Pledge Agreement as of the date of this amending agreement.
2. Credit Documents. All references to the Pledge Agreement in each of the Credit Documents shall hereinafter refer to the Pledge Agreement as amended hereby. This amendment and all other Instruments executed and delivered by any Credit Party in connection with this amending agreement are and shall be deemed to be Credit Documents for all purposes.
3. Defined Terms. In this amending agreement, unless something in the subject matter or context is inconsistent:
(a)	terms defined in the description of the parties or in the recitals hereto have the respective meanings given to them in the description or recitals hereto, as applicable; and

(b)	all other capitalized terms have the respective meanings given to them in the Pledge Agreement as amended by this amending agreement.
Amendment to Pledge Agreement — Royal Gold, Inc.

4. Headings: The headings of the sections of this amending agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this amending agreement.
5. References. All references to Sections or Schedules, unless otherwise specified, are to Sections or Schedules of the Pledge Agreement.
6. Amendments.
     (a) Recital A of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:
A. Pursuant to that certain Term Loan Facility Agreement dated as of January 20, 2010 (as amended and restated on March 26, 2010 and as further amended, restated, modified, revised, supplemented, extended, continued or replaced from time to time in accordance with its terms, the “Loan Agreement”) by and among Royal Gold, as borrower, Royal Gold Chile Limitada, a Chilean limited liability company, as a guarantor, High Desert Mineral Resources, Inc., a corporation organized and existing under the laws of Delaware, as a guarantor, RGLD Gold Canada, Inc., a corporation organized and existing under the laws of British Columbia, Canada, as a guarantor (“RGLD Canada”), HSBC Bank, as a lender, THE BANK OF NOVA SCOTIA (“Scotia”), as a lender, and those banks and financial institutions identified as a “Lender” on the signature pages of such Loan Agreement and such other banks or financial institutions as may from time to time become parties to such Loan Agreement, as lenders (the “Additional Lenders”) (with each of HSBC Bank, Scotia, and the Additional Lenders individually referred to herein as a “Lender” and collectively as “Lenders”), the Secured Party, as administrative agent for the Lenders thereunder and HSBC Securities (USA) Inc., a corporation incorporated and existing under the laws of the United States, as the sole lead arranger. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
7. Representations. The Debtor represents and warrants that, as at the date of this amending agreement and assuming that the amendments made to the Pledge Agreement have become effective, no Event of Default has occurred and is continuing and the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct.
8. Confirmation. The parties hereto acknowledge, agree and confirm that, except as otherwise provided for in this amending agreement, the Pledge Agreement shall remain unamended and in full force and effect in accordance with its terms and conditions after giving effect to this amending agreement.
9. Binding Nature: This amending agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
Amendment to Pledge Agreement — Royal Gold, Inc.

10. Governing Law: This amending agreement shall be governed by, and interpreted in accordance with, the laws in force in the Province of British Columbia, including the federal laws of Canada applicable therein.
11. Conflicts: If, after the date of this amending agreement, any provision of this amending agreement is inconsistent with any provision of the Pledge Agreement, the relevant provision of this amending agreement shall prevail.
12. Counterpart and Facsimile: This amending agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this amending agreement by any party by facsimile or other electronic form of transmission shall be as effective as delivery of a manually executed copy of this amending agreement by such party.
[Signatures on the next following pages]
Amendment to Pledge Agreement — Royal Gold, Inc.

     IN WITNESS WHEREOF the undersigned has caused this amending agreement to be duly executed as of the date first written above.

ROYAL GOLD, INC.

Address:	1660 Wynkoop Street	By:	/s/ Stefan Wenger

	Suite 1000		Name: Stefan Wenger
	Denver, CO		Title: CFO and Treasurer
80202-1132
Attention:	Kevin Rohnstock
Facsimile:	303-595-9385
Amendment to Pledge Agreement — Royal Gold, Inc.